AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

                  AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Amendment") dated as of December 10, 1997, among FINISHMASTER, INC., an Indiana corporation (the "Borrower"), the institutions listed on the signature pages hereof as Lenders (the "Lenders"), and NBD BANK, N.A. in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Credit Agreement dated as of November 19, 1997 by and among the Borrower, the Lenders and the Agent (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                  WHEREAS, the Borrower, the Lenders and the Agent have entered the Credit Agreement; and

                  WHEREAS, Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

                  NOW,  THEREFORE,  in  consideration  of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

                  1. Amendment to the Credit Agreement. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                  (a) Section 2.5(b)(i)(d)(II) is amended in its entirety to read as follows:

                           (II) the amount of each Designated Prepayment attributable to the issuance of Subordinated Notes pursuant to the High Yield Note Agreement shall be applied as follows: first, to each of the then remaining installments payable under the Term Loans in the inverse order of maturity; second, at the Borrower's option, up to $5,000,000 may be applied to reduce the outstanding balance of the Revolving Credit Obligations (without reducing the Aggregate Revolving Loan Commitment); and third, to repay in full the Subordinated Notes issued to LDI, Ltd. as of the Closing Date;

                  (b) Section 9.3(vi) is amended to delete the words "all or substantially all" and to substitute therefor the words "a significant portion".

                  (c) Section 11.8(i) is amended to add the words ", which are not unreasonable or excessive," after the word "amounts".


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                  (d) Section  11.8(ii) is amended to add the word  "reasonable"
         after the word "other."

                  (e) Section 11.8(iii) is amended to delete the words ", costs, expenses or disbursements" and to substitute therefor the words "or any reasonable costs, expenses or disbursements".

                  (f) Section 13.2(B) is amended to delete the words "all or substantially all" and to substitute therefor the words "a significant portion."

                  2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Agent has received duly executed originals of this Amendment from the Borrower, the Lenders and the Agent.

                  3.  Representations  and  Warranties  of  the  Borrower.   The
Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

                  (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

                  4.  Reference to and Effect on the Credit Agreement.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.


                                                         2

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                  5.  Governing  Law.  This  Amendment  shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Indiana.

                  6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                                         3

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                  IN WITNESS WHEREOF,  this Amendment has been duly executed and delivered on the date first above written.


                                          FINISHMASTER, INC., as Borrower

                                          By: /s/ Roger Sorokin
                                             ---------------------------------
                                             Name:  Roger Sorokin
                                             Title:  Vice President, Finance


                                          NBD BANK, N.A., as Agent

                                          By: /s/ Scott C. Morrison
                                             ---------------------------------
                                             Name:  Scott C. Morrison
                                             Title:  Vice President


                                 LENDERS:

                                          NBD BANK, N.A.

                                          By: /s/ Scott C. Morrison
                                             ---------------------------------
                                             Name:  Scott C. Morrison
                                             Title:  Vice President


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION

                                          By: /s/ Michael Healy
                                             ---------------------------------
                                             Name:  Michael Healy
                                             Title:  Vice President


                                          HARRIS TRUST AND SAVINGS BANK

                                          By: /s/ Peter Krawchuk
                                             ---------------------------------
                                             Name:  Peter Krawchuk
                                             Title:  Vice President






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                                         KEYBANK NATIONAL ASSOCIATION

                                         By: /s/ Frank Jancar
                                            ---------------------------------
                                            Name:  Frank Jancar
                                            Title:  Vice President


                                         LASALLE NATIONAL BANK

                                         By: /s/ Gary Jacobson
                                            ---------------------------------
                                            Name:  Gary Jacobson
                                            Title: SVP


                                         THE NORTHERN TRUST COMPANY

                                         By: /s/ Candelario Martinez
                                            ---------------------------------
                                            Name:  Candelario Martinez
                                            Title: Second Vice President

                                         PNC BANK, OHIO

                                         By: /s/ David F. Knuth
                                            ---------------------------------
                                            Name: David F. Knuth
                                            Title: